EXHIBIT 10.41

GILEAD SCIENCES, INC.
SEVERANCE PLAN
AND
SUMMARY PLAN DESCRIPTION
(As Amended and Restated Effective August 1, 2024)
I.INTRODUCTION
The Gilead Sciences, Inc. Severance Plan (the “Plan”) was originally adopted by the Company effective January 29, 2003, and was subsequently amended and restated on May 9, 2006, May 8, 2007, in February, May and December 2008, in December 2009, in January 2010, in January 2012, in March 2016, in July 2019, in May 2020, and most recently in August 2024. This Plan and Summary Plan Description as so amended and restated replaces all severance or similar plans or programs of the Company previously in effect. Except as expressly set forth in a written agreement between an Eligible Employee and the Company, the Company currently maintains no severance or similar plan, program, policy or arrangement other than this Plan.
The purpose of the Plan is to provide a Severance Pay Benefit to certain Eligible Employees whose employment with the Company terminates under certain prescribed circumstances. Eligible Employees who previously participated in the Gilead Sciences International Severance Plan are eligible to participate in the Plan, as well as other Eligible Employees who are not remunerated through payroll in the United States. The program of benefits for Eligible Employees who previously participated in the Gilead Sciences International Severance Plan and/or who are otherwise not remunerated through payroll in the United States shall be referred to herein as the “International Program.”
The Company is the Plan Administrator for purposes of ERISA (other than with respect to the International Program). For the avoidance of doubt, the International Program is not subject to ERISA. For Participants who are U.S. taxpayers, the Plan is intended to comply with the requirements of Section 409A of the Code.
Capitalized terms used in this Plan shall have the meanings set forth in Section XVIII.
II.COMMENCEMENT OF PARTICIPATION
An Eligible Employee shall commence participation in the Plan upon the later of (i) January 29, 2003 or (ii) his or her date of hire.
III.TERMINATION OF PARTICIPATION
A Participant’s participation in the Plan shall terminate upon the occurrence of the earliest of the following:
(a)The Participant’s employment terminates without meeting the requirements of Section IV(a)(i)(1).

(b)The Participant’s employment terminates with a provision of Section IV(a)(ii) being applicable.
(c)The Participant fails to meet the requirements of Section IV(a)(i)(2).
(d)The Participant has received a complete distribution of his or her Severance Pay Benefit.
(e)The Participant ceases to be an Eligible Employee (other than by reason of termination of his or her employment with the Company).
(f)The Plan terminates.
IV.SEVERANCE PAY BENEFIT
(a)Eligibility for Severance Pay Benefit.
(i)Subject to Section IV(a)(ii), a Participant shall be eligible for a Severance Pay Benefit only if the Participant meets the requirements of Section IV(a)(i)(1) and Section IV(a)(i)(2).
(1)The Participant incurs a Separation from Service as a result of: (A) a termination of his or her Employee status by the Company without Cause; (B) a resignation of his or her Employee status as a result of a transfer, without consent, to a new work location that is more than 50 miles from his or her previous work location; or (C) in the case of a Participant whose Severance Pay Benefit is determined with reference to Appendix A, B, C or D, a Constructive Termination (as defined in Section 2(m) of the 2022 Equity Incentive Plan) in conjunction with a Change in Control and within the Change in Control Period specified in Appendix A, B, C or D, as applicable.
(2)The Participant (A) executes and delivers to the Company the Release within the time frame prescribed by the Company therein, and the period (if any such period is prescribed by the Company in the Release) for revoking the execution of the Release under applicable law expires without the Participant’s revocation of such Release, and (B) fulfills any required prerequisites for the Release to be enforceable (such as, by way of example, obtaining any governmental or third-party ratification or approval of such Release). A Participant’s failure to comply on a timely basis with such Release requirement shall render such individual ineligible to receive any Separation Pay Benefit under the Plan.
The business decisions that may result in a Participant qualifying for a Severance Pay Benefit are decisions to be made by the Company in its sole discretion. In making these decisions, similarly situated organizations, locations, functions, classifications, and/or Participants need not be treated in the same manner. Each Participant who is remunerated through payroll in the United States remains an employee at will, and the date selected by the Company to terminate the Participant’s Employee status is within its sole discretion.
(ii)Notwithstanding Section IV(a)(i), a Participant shall be disqualified from receiving a Severance Pay Benefit upon the occurrence of any of the following:
(1)The Participant voluntarily terminates Employee status for any reason prior to the termination date set by the Company;
(2)The Participant’s Employee status is terminated by death or for Cause;
(3)The Participant terminates Employee status in order to accept employment with an organization that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate;
(4)The Participant accepts any job with a Buyer or Outsourcing Supplier;
(5)The Participant is offered full-time employment with a Buyer or Outsourcing Supplier at a new work location 50 miles or less from his or her previous work location with the Company and taking such position would not result in a reduction in his or her Regular Earnings; or
(6)Except in the case of a Severance Pay Benefit payable in connection with a Change in Control, the Participant received a severance benefit in connection with an acquisition effected by the Company within 24 months prior to his or her Separation from Service.
Under no circumstances shall a Participant be eligible for a Severance Pay Benefit under the Plan if he or she terminates Employee status for the purpose of accepting employment with the entity that effectuates a Change in Control, or any of its subsidiaries or affiliates. In addition, except as expressly provided otherwise in Section IV(a)(i)(1), for the avoidance of doubt, no Participant shall be eligible for a Severance Pay Benefit under the Plan if he or she terminates his or her own Employee status, including for good reason or as a result of any alleged or actual constructive termination.
(b)Amount of Severance Pay Benefit.
(i)Subject to Section IV(b)(ii), the Severance Pay Benefit payable to a Participant shall be as set forth in the applicable Appendix for that Participant based on his or her position:
Appendix A - The Executive Chairman (if any) and the Chief Executive Officer.
Appendix B - Executive Vice Presidents and any other executive officers of the Company not covered by Appendix A.
Appendix C - Senior Vice Presidents.

Appendix D - Vice Presidents.
Appendix E - All Eligible Employees not covered by Appendix A, B, C, or D.
(ii)Notwithstanding Section IV(b)(i), the total Severance Pay Benefit otherwise payable to a Participant under the Plan shall be subject to reduction (but not below zero) as follows:
(1)If a Participant is reemployed by the Company or an Affiliate within the number of weeks after his or her Separation from Service that is equal to the number of weeks taken into consideration in calculating the Regular Earnings component of his or her Severance Pay Benefit, the total Severance Pay Benefit payable to such Participant shall be reduced to the dollar amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of reemployment. In all cases, the reduced benefit will be based on the Participant’s Regular Earnings originally used to calculate such Participant’s Severance Pay Benefit under the Plan. A Participant will be considered “reemployed” under the Plan for purposes of the foregoing repayment provision if he or she is rehired as an Employee or if he or she is retained at a Company facility as or through a contractor as a full-time equivalent for more than 45 workdays.
(2)If a Participant is employed by a Buyer or Outsourcing Vendor within the number of weeks after his or her Separation from Service that is equal to the number of weeks taken into consideration in calculating the Regular Earnings component of his or her Severance Pay Benefit, the total Severance Pay Benefit payable to such Participant shall be reduced to the dollar amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of employment with the Buyer or Outsourcing Vendor. This Section IV(b)(ii)(2) may be waived in writing by the Company in its sole discretion.
(3)The Severance Pay Benefit shall be reduced (A) for Participants in the International Program, by the dollar amount of any payments made during the period following notice of termination (including for any period of garden leave), any payments in lieu of such notice, and termination indemnities, and (B) for all Participants, by the dollar amount of any severance pay or other similar benefits payable under any other individual agreement, plan or policy of the Company or an Affiliate or otherwise required under applicable law or collective or labor agreement (other than unemployment compensation under applicable law), including, but not limited to, any benefit enhancement program adopted as part of a pension plan and any amounts payable pursuant to the Worker Adjustment and Retraining Notification Act (“WARN”) or any other similar federal, state or local statute, but for any Participant who is a U.S. taxpayer, only to the extent the time and form of such alternative payments do not otherwise result in an impermissible acceleration or deferral under Code Section 409A of the Severance Pay Benefit payable under this Plan.
(4)The Severance Pay Benefit shall be reduced by the amount of any indebtedness owed to the Company, but for any Participant who is a U.S. taxpayer, only to the extent such offset would not otherwise contravene any applicable limitations of Code Section 409A.
(iii)Withholding.
The Company (or other applicable member of the Employer Group) shall withhold from any Severance Pay Benefit all national, federal, state and local income or other taxes, national insurance contributions or similar amounts required to be withheld therefrom and any other required payroll deductions.
(c)Repayment of the Severance Pay Benefit.
If the Participant has received payment under the Plan in excess of the Severance Pay Benefit, as reduced in accordance with Section IV(b)(ii), the Participant (i) shall promptly return any excess to the Company upon request (to the fullest extent permitted by applicable law), and (ii) must agree as a condition of any reemployment that such excess will be repaid to the Company within 60 days after the date his or her reemployment commences.
(d)Clawback/Recoupment of the Severance Pay Benefit.
The Severance Pay Benefit shall be subject to any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Participant, including, but not limited to, the Company’s Compensation Recovery Policy, designed to comply with the requirements of Rule 10D-1 promulgated under the Exchange Act and the Company’s Compensation Reconciliation and Recoupment Policy, as well as any recoupment provisions required under applicable law. Additionally, if at any time following the Participant’s Separation from Service the Company determines (and provides written notice thereof to the Participant) that the Company would otherwise have been entitled to terminate the Participant’s Employee status for Cause, whether or not the Company was aware of such circumstances at the time of the Participant’s Separation from Service, the Company shall be entitled to recover from the Participant all or any portion of the gross amount of any Severance Pay Benefit paid to the Participant.
V.TIME AND FORM OF SEVERANCE PAY BENEFIT
(a)The Severance Pay Benefit (other than the Lump Sum Health Care Payment, the CIC Pro Rata Bonus and the Pro Rata Bonus, in each case if applicable) for each Participant whose Severance Pay Benefit is determined pursuant to Appendix A or B, shall be paid in equal periodic installments over the total number of weeks taken into account in calculating the Regular Earnings component of the Severance Pay Benefit to which such Participant is entitled. Except as set forth below, such installments shall be payable over the applicable period on the regularly scheduled pay dates in effect for the Company’s salaried employees, beginning with the first such pay date within the 60-day period measured from the date of his or her Separation from Service on which the Release delivered by the Participant in accordance with Section IV(a)(i)(2) is effective following the expiration of any applicable review and revocation periods and the fulfillment of any required perquisites for the Release to be enforceable, but in no event shall the first such installment be paid later than the last day of such 60-day period, provided (i) such Release has been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and any requirements for such Release to be enforceable have been fulfilled, and (iii) should such 60-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the first such installment of the Severance Pay Benefit shall be paid during the portion of that 60-day period that occurs in the second calendar year.
The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the 60-day period measured from the date of his or her Separation from Service on which the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of any applicable review and revocation periods and the fulfillment of any required prerequisites for the Release to be enforceable, but in no event shall such payment be made later than the last day of such 60-day period, provided (i) such Release has been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and any requirements for such Release to be enforceable have been fulfilled and (iii) should such 60-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that 60-day period that occurs in the second calendar year. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
The Company shall pay the CIC Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 30 days thereafter. The Pro Rata Bonus shall be payable at the time set forth in the applicable Appendix.
(b)For purposes of Section 409A of the Code (if applicable), the Severance Pay Benefit shall be deemed to be a series of separate payments, with each installment of the Severance Pay Benefit to be treated as a separate payment.
(c)The Severance Pay Benefit for each Participant whose Severance Pay Benefit is determined pursuant to Appendix C, D or E shall be paid in a lump sum on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the 60-day period measured from the date of his or her Separation from Service on which the Release delivered by the Participant in accordance with Section IV(a)(i)(2) is effective following the expiration of any applicable review and revocation periods and the fulfillment of any required perquisites for the Release to be enforceable, but in no event shall such lump sum payment be made later than the last day of such 60-day period, provided (i) such Release has been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and any requirements for such Release to be enforceable have been fulfilled, and (iii) should such 60-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then such lump sum payment shall be made during the portion of that 60-day period that occurs in the second calendar year.
(d)Notwithstanding any provision to the contrary in this Section V or any other Section of the Plan, other than Section V(e) and (f) below, no Severance Pay Benefit (or component thereof) that is deemed to constitute “nonqualified deferred compensation” within the meaning of and subject to Section 409A of the Code shall be paid with respect to a Participant who is a U.S. taxpayer until the earlier of (i) the first day of the seventh month following the date of such Participant’s Separation from Service or (ii) the date of his or her death, if the Participant is deemed at the time of such Separation from Service to be a Specified Employee and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable deferral period, all payments deferred pursuant to this Section V(d), whether they were otherwise payable in installments or a lump sum, shall be paid in a lump sum to the Participant, and any remaining Severance Pay Benefit shall be paid in accordance with the schedule described in Section V(a) above or in a lump sum to the extent such Severance Pay Benefit is to be paid pursuant to Section V(c) above.
(e)Notwithstanding Section V(d), should a Participant who is a U.S. taxpayer and a Specified Employee at the time of his or her Separation from Service become entitled to a Severance Pay Benefit prior to the occurrence of a Change in Control, then the portion of that Severance Pay Benefit that does not exceed the dollar limit described below and is otherwise scheduled to be paid no later than the last day of the second calendar year following the calendar year in which his or her Separation from Service occurs will not be subject to any deferred commencement date under Section V(d) and shall be paid to such Participant as it becomes due under Section V(a), to the extent that such portion qualifies as an involuntary separation pay plan in accordance with the requirements set forth in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations. For purposes of this Section V(e), the applicable dollar limitation will be equal to two times the lesser of (i) the Participant’s annualized compensation (based on his or her annual rate of pay for the taxable year preceding the taxable year of his or her Separation from Service, adjusted to reflect any increase during that taxable year which was expected to continue indefinitely had such Separation from Service not occurred) or (ii) the compensation limit under Section 401(a)(17) of the Code as in effect in the year of the Separation from Service. To the extent the portion of the Severance Pay Benefit to which such Participant would otherwise be entitled under Section V(a) during the deferral period under Section V(d) exceeds the foregoing dollar limitation, such excess shall be paid in a lump sum upon the expiration of that deferral period, in accordance with the payment delay provisions of Section V(d), and the remainder of the Severance Pay Benefit (if any) shall be paid in accordance with the schedule described in Section V(a). In no event, however, shall this Section V(e) be applicable to any Severance Pay Benefit (or any portion thereof) which does not qualify as an involuntary separation pay plan under Section 1.409A-(b)(9)(iii) of the Treasury Regulations.
(f)Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made from the Plan to any U.S. taxpayers that would constitute an impermissible acceleration of payment as defined in Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.
(g)No interest shall be paid on a Severance Pay Benefit required to be deferred in accordance with the foregoing.
VI.DEATH OF A PARTICIPANT
If a Participant dies after qualifying for a Severance Pay Benefit but before such benefit is completely paid, the balance of the Severance Pay Benefit shall be paid in a lump sum to the Participant’s Beneficiary not later than the later of (i) December 31 of the year in which the Participant’s death occurred or (ii) the 15th day of the third calendar month following the date of the Participant’s death.
VII.AMENDMENT AND TERMINATION
(a)General Rule.
Although the Company expects to continue the Plan indefinitely, inasmuch as future conditions cannot be foreseen, (subject to Sections VII(b) and (c)) the Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority of the Board of Directors. However, no amendment or termination shall adversely affect the right of a Participant who incurs a Separation from Service prior to the date of such amendment or termination to:
(i)receive the unpaid balance of any Severance Pay Benefit that has become payable in accordance with the foregoing provisions of the Plan, with such balance to be paid in accordance with the provisions of the Plan in effect immediately prior to such amendment or termination; or
(ii)qualify for a Severance Pay Benefit upon the timely execution and delivery of the requisite Release after the date of such amendment or termination.
(b)Restrictions on Amendments.
Notwithstanding Section VII(a) of the Plan, and except to the extent required to comply with applicable law, no termination of the Plan and no amendment described below shall be effective if adopted within six months before or at any time after the public announcement of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that such an amendment or termination of the Plan may be effected, even if adopted after such a public announcement, if (i) the amendment or termination is adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (ii) within a period of six months after such adoption, no other event constituting a Change in Control has occurred, and no public announcement of a proposed transaction which would constitute a Change in Control has been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.
The amendments prohibited by this Section VII(b) include any amendment which is executed (or would otherwise become effective) at the request of a third party who effectuates a Change in Control or any amendment which, if adopted and given effect would:
(i)For any individual who is an Eligible Employee as of the Change in Control, deprive such individual of coverage under the Plan as in effect at the time of such amendment;
(ii)Limit eligibility for or reduce the amount of any Severance Pay Benefit; or
(iii)Amend Section VII, IX, or the definitions of the terms “Change in Control” or “Successors and Assigns” in Section XVIII of the Plan.
No person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments or termination described in this Section VII(b).
(c)No Change in Payment Schedule.
Under no circumstances shall any amendment or termination of the Plan affect or modify the payment schedule in effect for a Severance Pay Benefit of a Participant who is a U.S. taxpayer in a manner which would otherwise result in an impermissible acceleration or deferral of that payment schedule under Code Section 409A.
(d)Amendments to Comply with Section 409A of the Code.
Notwithstanding any provision of Section VII to the contrary, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Plan as may be necessary to ensure the Severance Pay Benefits provided under this Plan are made in a manner that qualifies for exemption from, or otherwise complies with, Section 409A of the Code; provided, however, that the Company makes no representation that the Severance Pay Benefit provided under this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Severance Pay Benefits provided under this Plan or to indemnify any participant from any taxes or penalties imposed under Section 409A.
To the extent there is any ambiguity as to whether any provision of this Plan would otherwise contravene one or more requirements or limitations of Code Section 409A applicable to the Plan, such provision shall be interpreted and applied in a manner that does not result in a violation of the applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder.
VIII.NON-ALIENATION OF BENEFITS
To the full extent permitted by law and except as expressly provided in the Plan, no Severance Pay Benefit shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.
IX.SUCCESSORS AND ASSIGNS
The Plan shall be binding upon the Company, its Successors and Assigns. Notwithstanding that the Plan may be binding upon such Successors and Assigns by operation of law, the Company shall require any Successor or Assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.
X.LEGAL CONSTRUCTION
All provisions of this Plan other than the International Program are governed by and shall be construed in accordance with the Code and ERISA and, to the extent not preempted by ERISA, with the laws of the State of California. The International Program is governed by and shall be construed in accordance with the applicable jurisdiction in which the Eligible Employee’s remuneration is processed through payroll.
XI.ADMINISTRATION AND OPERATION OF THE PLAN
For the avoidance of doubt, this Article XI of the Plan shall not apply to the International Program.
(a)Plan Sponsor and Plan Administrator.
The Company is the “Plan Sponsor” and the “Plan Administrator” of the Plan as such terms are used in ERISA.
(b)Administrative Power and Responsibility.
The Company in its capacity as Plan Administrator of the Plan is the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Company shall make such rules, regulations, interpretations, and computations and shall take such other action to administer the Plan as it may deem appropriate. The Company shall have the sole discretion to interpret the provisions of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. In administering the Plan, the Company shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(l) of ERISA. The Company may engage the services of such persons or organizations to render advice or perform services with respect to its responsibilities under the Plan as it shall determine to be necessary or appropriate. Such persons or organizations may include (without limitation) actuaries, attorneys, accountants and consultants.

(c)Review Panel.
Upon receipt of a request for review, the Company shall appoint a Review Panel that shall consist of three or more individuals. The Review Panel shall be the named fiduciary that shall have authority to act with respect to appeals from any denial of benefits under the Plan.
(d)Service in More Than One Fiduciary Capacity.
Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
(e)Performance of Responsibilities.
The responsibilities of the Company under the Plan shall be carried out on its behalf by its officers, employees, and agents. The Company may delegate any of its fiduciary responsibilities under the Plan to another person or persons pursuant to a written instrument that specifies the fiduciary responsibilities so delegated to each such person.
(f)Employee Communications and Other Plan Activities.
In communications with its employees and in any other activities relating to the Plan, the Company shall comply with the rules, regulations, interpretations, computations, and instructions that were issued to administer the Plan. With respect to matters relating to the Plan, directors, officers, and employees of the Company shall act on behalf or in the name of the Company in their capacity as directors, officers, and employees and not as individual fiduciaries.
XII.CLAIMS, INQUIRIES AND APPEALS
For the avoidance of doubt, this Article XII of the Plan shall not apply to the International Program.
(a)Claims for Benefits and Inquiries.
All claims for benefits and all inquiries concerning the Plan or present or future rights to benefits under the Plan, shall be submitted to the Plan Administrator in writing and addressed as follows: “Gilead Sciences, Inc., Plan Administrator under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404” or such other location as communicated to the Participant. A claim for benefits shall be signed by the Participant, or if a Participant is deceased, by such Participant’s spouse or registered domestic partner, designated beneficiary or estate, as the case may be.
(b)Denials of Claims.
In the event that any claim for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and of the right to a review thereof. Such written notice shall set forth in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provision on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary, an explanation of the Plan’s review procedure which includes information on how to appeal the denial and a statement regarding the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review. Such written notice shall be given to the claimant within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time of up to an additional 90 days for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the claim for benefits. The claimant shall be permitted to appeal such denial in accordance with the Review Procedure set forth below.
(c)Review Panel.
The Plan Administrator shall appoint a “Review Panel,” consisting of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits.
(d)Requests for a Review.
Any person whose claim for benefits is denied in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Review Panel within 60 days after receiving written notice of such denial from the Plan Administrator. A request for review shall be in writing and shall be addressed as follows: “Review Panel under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404” or such other location as communicated to the Participant. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. As part of the review procedure, the claimant or the claimant’s duly authorized representative may submit written comments, documents, records and other information related to the claim. The Review Panel will consider all comments, documents, records and other information submitted by the claimant or the claimant’s duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information (all of which must not be privileged) relevant to the benefit claim. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.
(e)Decision on Review.
The Review Panel shall act on each request for review and notify the claimant within 60 days after receipt thereof unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension for review is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period. The Review Panel shall give prompt, written notice of its decision to the claimant and to the Plan Administrator. In the event that the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim, a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement informing the claimant of his or her right to bring a civil action under ERISA section 502(a). Any decision on appeal shall be final, conclusive, and binding on all parties. It is the intent that the standard of review to be applied to any challenge by a claimant to a denial of benefits on final appeal under these procedures shall be an arbitrary and capricious standard and not a de novo review.
(f)Rules and Procedures.
The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section XII. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the claimant’s own expense.
(g)Exhaustion of Remedies.
No legal action for benefits under the Plan shall be brought unless and until the claimant:
(i)has submitted a written claim for benefits in accordance with Section XII(a);
(ii)has been notified by the Plan Administrator that the claim is denied;
(iii)has filed a written request for a review of the claim in accordance with Section XII(d); and
(iv)has been notified in writing that the Review Panel has affirmed the denial of the claim.
A claimant must initiate any such legal action for benefits within 12 months following the date of a final denial of a claim under the Plan. Any legal action brought after such 12-month period will be time barred and cannot be brought in any forum. Any legal action in connection with the Plan may only be brought in the United States District Court for the Northern District of California.

XIII.BASIS OF PAYMENTS TO AND FROM PLAN
All Severance Pay Benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company.
XIV.OTHER PLAN INFORMATION
For the avoidance of doubt, this Article XIV of the Plan shall not apply to the International Program.
(a)Plan Identification Numbers.
The Employer Identification Number (EIN) assigned to the Plan Sponsor (Gilead Sciences, Inc.) by the Internal Revenue Service is 94-3047598. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to instructions of the Internal Revenue Service is 508.
(b)Ending Date of the Plan’s Fiscal Year.
The date of the end of the year for the purpose of maintaining the Plan’s fiscal records is December 31.
(c)Agent for the Service of Legal Process.
The agent for the service of legal process with respect to the Plan is the Secretary of Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404. The service of legal process may also be made on the Plan by serving the Plan Administrator.
(d)Plan Sponsor and Administrator.
The “Plan Sponsor” and the “Plan Administrator” of the Plan is Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404; 650-522-5800 or such other location as communicated to the Participant. The Plan Administrator is the named fiduciary charged with responsibility for administering the Plan.
XV.STATEMENT OF ERISA RIGHTS
As a participant in this Plan (which is a welfare plan sponsored by the Company), you are entitled to the following rights and protection under ERISA. For the avoidance of doubt, this Article XV of the Plan shall not apply to the International Program.
(a)Examine, without charge, at the Plan Administrator’s office and at other specified locations such as work sites, all Plan documents, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure of the Employee Benefits Security Administration.
(b)Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(c)In addition to creating rights for Plan Participants, ERISA imposes duties upon the people responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries.
(d)No one, including your employer, your union, nor any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the claim reviewed and reconsidered.
(e)Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
(f)If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
XVI.AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION
For the avoidance of doubt, this Article XVI of the Plan shall not apply to the International Program. ERISA requires Gilead Sciences, Inc., as the Plan Administrator of a benefit plan sponsored by the Company, to make available for your examination the Plan documents under which the Plan is established and operated.
The pertinent Plan documents include official Plan texts and any other documents under which the Plan is established or operated, and applicable collective bargaining agreements.
These Plan documents are available for your examination at the Plan Administrator’s office, 333 Lakeside Drive, Foster City, CA 94404, and at certain other locations such as the Company’s Human Resources offices.

XVII.INTERNATIONAL PROGRAM; SUB-PLANS
The Plan Administrator hereby delegates to the Company’s Executive Vice President, Human Resources, the authority to establish additional terms, conditions, rules, procedures or sub-plans as necessary or advisable to accommodate the customs, rules or laws of applicable non-U.S. jurisdictions and to afford Participants under the International Program favorable treatment under such rules or laws.
XVIII.DEFINITIONS
(a)“2022 Equity Incentive Plan” means the Gilead Sciences, Inc. 2022 Equity Incentive Plan, as it may be amended from time to time or any successor to such plan, in which case references to a specific section of the 2022 Equity Incentive Plan shall be deemed to refer to commensurate provisions of such successor plan.
(b)“Affiliate” means a member of the Affiliated Group other than Gilead Sciences, Inc. and any Subsidiary.
(c)“Affiliated Group” means the Company and each member of the group of commonly controlled corporations or other businesses that include the Company, as determined in accordance with Section 414(b) and (c) of the Code and the Treasury Regulations issued thereunder.
(d)“Beneficiary” means the person or persons so designated by a Participant. A Participant may change or revoke a designation of a Beneficiary at any time. To be effective, any designation of a Beneficiary, or any change or revocation thereof, must be made in writing on the prescribed form and must be received by the Company (in a form acceptable to the Company) before the Participant’s death. If a Participant fails to make a valid designation of a Beneficiary, or if the validly designated Beneficiary is not living when a payment is to be made to such Beneficiary hereunder, the Participant’s Beneficiary shall be the Participant’s spouse or registered domestic partner if then living or, if none or not then living, the Participant’s estate.
(e)“Buyer” means an entity that purchases (or has purchased) some or all of the Affiliated Group’s interest applicable to the operation in which the Participant is employed, or an entity that is a direct or indirect successor in ownership or management of the operation in which the Participant is employed. Notwithstanding the above, Buyer shall not include any entity that effectuates a Change in Control.
(f)“Cause” (i) has the meaning ascribed to such term in a written agreement between the Participant and the Company or an Affiliate; or (ii) if no such agreement exists or such term is not defined in such agreement, means, as determined in the sole discretion of the Company, the Participant’s (1) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or an Affiliate; (2) dishonesty, fraud, misconduct, material violation of any applicable Company or Affiliate policy, or material breach of any agreement with the Company or an Affiliate; (3) conviction or plea of nolo contendere to a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; or (4) poor performance, nonperformance, or neglect of the Participant’s duties to the Company or an Affiliate or insubordination.
(g)“Change in Control” means an event which constitutes a change in control of the Company as defined in Section 2(h) of the Gilead Sciences, Inc. 2022 Equity Incentive Plan, as it may be amended from time to time or any successor to such provision.
(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
(i)“Company” means Gilead Sciences, Inc. Where the context requires, “Company” also includes its Subsidiaries, and any of their Successors and Assigns.
(j)“Continuous Service” means the sum of the following:
(i)Any period of time during which a person qualifies as an Eligible Employee or, having once so qualified, is on a leave of absence with pay, is on a leave of absence without pay that must be recognized as Continuous Service under applicable laws, is on a paid vacation or holiday or is receiving benefits under the Company’s short-term disability plan; or
(ii)Any other period that constitutes Continuous Service under written rules or procedures adopted from time to time by the Company, subject to such terms and conditions as the Company may establish; and
(iii)any period of time while employed by the Company’s Successor or Assigns that that would have constituted Continuous Service if the service had been with the Company prior to the occurrence of a Change in Control.
If an Eligible Employee’s Continuous Service is interrupted and the Eligible Employee subsequently returns to a status that constitutes Continuous Service, such prior Continuous Service shall be disregarded for all purposes of the Plan. However, should an Eligible Employee terminate employment under circumstances that do not result in his or her receipt of a Severance Pay Benefit under the Plan and such individual be reemployed by the Company (or any entity that is at the time a Subsidiary of the Company) within one year following his or her termination of Continuous Service without the receipt of a Severance Pay Benefit hereunder, then his or her Continuous Service prior to such termination, the time period between the date of such termination and the date of such subsequent reemployment and the period of Continuous Service following such reemployment will be considered Continuous Service. An Eligible Employee whose termination of employment and concurrent cessation of Continuous Service results in his or her receipt of a Severance Pay Benefit under the Plan shall not, upon his or her subsequent re-employment by the Company (or any entity that is at the time a Subsidiary of the Company), be entitled to any Continuous Service credit for any prior period of employment or service with the Company or any Subsidiary or for the bridge period between the period of such prior service and the date of his or her re-employment.

(k)“Determination Date” means each December 31.
(l)“Eligible Employee” means, except under the International Program, any common law employee on the U.S. dollar payroll of the Company or any Subsidiary who (i) is not on the payroll of a person other than the Company or such Subsidiary and is for any reason deemed by the Company or any Subsidiary to be a common law employee of the Company or such Subsidiary; (ii) is not considered by the Company or any Subsidiary in its sole discretion to be an independent contractor, regardless of whether the individual is in fact a common law employee of the Company or such Subsidiary; and (iii) who at the time of his or her Separation from Service with the Company or such Subsidiary is not on a Leave of Absence Without Pay. Under the International Program, “Eligible Employee” means any employee of the Company or any Subsidiary who is remunerated through a non-U.S. dollar payroll of a jurisdiction designated by the Company’s Executive Vice President, Human Resources to participate in the Plan, and who (1) is not on the payroll of a person other than the Company or such Subsidiary and is for any reason deemed by the Company or any Subsidiary to be an employee of the Company or such Subsidiary; (2) is not considered by the Company or any Subsidiary in its sole discretion to be an independent contractor, regardless of whether the individual is in fact an employee of the Company or such Subsidiary; and (3) who at the time of his or her Separation from Service with the Company or such Subsidiary is not on a Leave of Absence Without Pay. An individual’s status as an Eligible Employee shall be determined by the Company in its sole discretion, and such determination shall be conclusively binding on all persons. Notwithstanding the foregoing, “Eligible Employee” does not include an employee or former employee of an entity the stock or assets of which are acquired by the Company or any Subsidiary, unless and until the Company’s management determines that the Plan shall be applicable to such employees or former employees.
(m)“Employer Group” means the Company and each other member of the group of commonly controlled corporations or other businesses that include the Company, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections, and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations.
(n)“Employee” means an individual for so long as he or she is in the employ of at least one member of the Employer Group, subject to the control and direction of the applicable member of the Employer Group as to both the work to be performed and the manner and method of performance.
(o)“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time-to-time, and the regulations promulgated thereunder.

(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time-to-time, and the regulations promulgated thereunder.
(q)“Leave of Absence Without Pay” means a leave of absence without pay under the Company’s leave of absence policy or applicable law, except for those leaves of absence without pay that must be recognized as Continuous Service under applicable laws.
(r)“Outsourcing Supplier” means an entity to whom the Company outsources a function performed by Eligible Employees where the Company agrees with such entity in the outsourcing agreement that it will offer jobs to current Eligible Employees performing that function for the Company.
(s)“Participant” means any Eligible Employee who has commenced participation in the Plan pursuant to Section II and whose participation has not terminated pursuant to Section III.
(t)“Plan” means this Gilead Sciences, Inc. Severance Plan, as amended from time to time.
(u)“Plan Administrator” means the Company.
(v)“Regular Earnings” means straight-time wages or salary paid to a Participant by any entity within the Employer Group for working a regular work schedule or for a leave of absence with pay, and shall, as applicable, include any amount that is contributed to any employee benefit plan on behalf of the Participant by any entity within the Employer Group under a salary reduction agreement entered into pursuant to such plan and that is excluded from the Participant’s gross income under section 125, 132(f), or 402(g) of the Code.
(w)“Release” means a waiver and general release of claims in the form prescribed by the Company in its sole discretion, pursuant to which the Participant shall waive all employment-related claims in connection with his or her employment with the Employer Group and the termination of that employment, other than claims that cannot be waived under applicable law. For employees subject to the U.S. Age Discrimination in Employment Act, such Release shall be structured so as to comply with the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f). The form of Release may vary among jurisdictions, categories of employees and from employee to employee within any category of employees. At the Company’s discretion, and to the extent permitted by applicable law, the Release may include non-disparagement and non-solicitation covenants as well.
(x)“Severance Pay Benefit” means a benefit provided by the Plan, as determined pursuant to Section IV.
(y)“Specified Employee” shall mean a “key employee” (within the meaning of that term under Code Section 416(i)). That is, a Specified Employee is an Eligible Employee who, at any time during the 12-month period ending with the applicable Determination Date, is:

(i)An officer of the Company or any other member of the Affiliated Group having aggregate annual compensation from the Company and/or one or more other members of the Affiliated Group greater than the compensation limit in effect at the time under Section 416(i)(1)(A)(i) of the Code, provided that no more than 50 officers of the Company shall be determined to be Specified Employees as of any Determination Date;
(ii)A five percent owner of the Company or any other member of the Affiliated Group; or
(iii)A one percent owner of the Company or any other member of the Affiliated Group who has aggregate annual compensation from the Company and/or one or more other members of the Affiliated Group of more than $150,000.
If an Eligible Employee is determined to be a Specified Employee on a Determination Date, then such Eligible Employee shall be considered a Specified Employee for purposes of the Plan during the period beginning on the first April 1 following the Determination Date and ending on the next March 31.
For purposes of determining an officer’s compensation when identifying Specified Employees, compensation is defined in accordance with Treas. Reg. §1.415(c)-2(a), without applying any safe harbor, special timing or other special rules described in Treas. Reg. §§ 1.415(c)-2(d), 2(e) and 2(g).
(z)“Subsidiary” means any corporation with respect to which Gilead Sciences, Inc., one or more Subsidiaries, or Gilead Sciences, Inc., together with one or more Subsidiaries, own not less than 80% of the total combined voting power of all classes of stock entitled to vote, or not less than 80% of the total value of all shares of all outstanding classes of stock.
(aa)“Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Company (including the Plan) whether by operation of law or otherwise.
(ab)“Separation from Service” means the Participant’s cessation of Employee status. For purposes of the Plan, a Separation from Service shall be determined in accordance with the following standards:
A Separation from Service will not be deemed to have occurred if the Participant continues to provide services to one or more members of the Employer Group (whether as an employee or non-employee consultant or contractor) at an annual rate that amounts to 50% or more of the services rendered, on average, during the immediately preceding 36-months of employment with the Employer Group (or if employed by the Employer Group less than 36 months, such lesser period).
A Separation from Service will be deemed to have occurred if the Participant’s service with the Employer Group (whether as an employee or non-employee consultant or contractor) is permanently reduced to an annual rate that amounts to 20% or less of the services rendered, on average, during the immediately preceding 36 months of employment with the Employer Group (or if employed by the Employer Group less than 36 months, such lesser period).
If such services are permanently reduced to more than 20% but less than 50% of the average over the prior 36 months (or lesser period), a Separation from Service may be deemed to occur based on the facts and circumstances, including, but not limited to, whether the Participant is treated as an employee for other purposes, such as participation in employee benefit programs, and whether the Participant is able to perform services for other unrelated entities.
In addition to the foregoing, a Separation from Service will not be deemed to have occurred while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or any longer period for which such Participant’s right to reemployment with one or more members of the Employer Group is provided either by statute, collective agreement or contract; provided, however, that in the event of a Participant’s leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six months and that causes such individual to be unable to perform his or her duties as an Employee, no Separation from Service shall be deemed to occur during the first 29 months of such leave. If the period of leave exceeds six months (or 29 months in the event of disability as indicated above) and the Participant’s right to reemployment is not provided by statute, collective agreement or contract, then such Participant will be deemed to have a Separation from Service on the first day immediately following the expiration of such six-month or 29-month period.
This definition of Separation from Service shall not be interpreted as limiting the right of the Company or any other member of the Employer Group to terminate the employment of an individual while on military leave, sick leave or other bona fide leave of absence, to the extent permissible under applicable law.
(ac)“Year of Continuous Service” means the number of days (as defined by the Company in written rules adopted by it from time to time) of Continuous Service, divided by 365. A Participant’s Severance Pay Benefit calculation shall include both full and any partial Years of Continuous Service.

XIX.EXECUTION
The Company has caused its duly-authorized officer to execute the foregoing Plan, as amended and restated effective as of August 1, 2024.
GILEAD SCIENCES, INC.
/s/ Jyoti Mehra
By: Jyoti Mehra
Executive Vice President, Human Resources

APPENDIX A
Executive Chairman and Chief Executive Officer
Severance Benefits
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring within the period beginning six months prior to the consummation of a Change in Control and ending 24 months following the consummation of such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    Three times the Participant’s annual Regular Earnings plus three times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (a) the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates, multiplied by (b) a fraction, the numerator of which is that number of days the Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 36 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for 12 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
5.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payment in the nature of compensation to which he or she may become entitled that constitutes a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):

a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.5 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within 10 business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within 10 days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.5, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix A to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2022 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Non-Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring at any time other than within the Change in Control Period (as defined in paragraph A of this Appendix A), then the Severance Pay Benefit shall be:
1.    Two times the Participant’s annual Regular Earnings plus two times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (a) the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates, multiplied by (b) a fraction, the numerator of which is that number of days the Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant at the same time that annual bonus amounts for such year are paid to other Company executives and in all events by no later than March 15th of the calendar year following the year in which the Separation from Service occurs.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 24 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for 12 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

APPENDIX B

Executive Vice President
and Other Executive Officers (Not Covered by Appendix A)
Severance Benefits
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring within the period beginning six months prior to the consummation of a Change in Control and ending 18 months following the consummation of such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    2.5 times the Participant’s annual Regular Earnings, plus 2.5 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (a) the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates, multiplied by (b) a fraction, the numerator of which is that number of days the Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 30 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
5.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payment in the nature of compensation to which he or she may become entitled that constitutes a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):
a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.5 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within 10 business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within 10 days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.5, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix B to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2022 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Non-Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring at any time other than within the Change in Control Period (as defined in paragraph A of this Appendix B), then the Severance Pay Benefit shall be:
1.    1.5 times the Participant’s annual Regular Earnings plus 1.0 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”).

a.In the case of a Participant who is an “executive officer” within the meaning of Section 16 of the Exchange Act, at any point during the year in which the Separation from Service occurs, the Pro Rata Bonus shall equal the product of (x) the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant at the same time that annual bonus amounts for such year are paid to other Company executives and in all events by no later than March 15th of the calendar year following the year in which the Separation from Service occurs.

b.In the case of a Participant who is not an “executive officer” within the meaning of Section 16 of the Exchange Act, at any point during the year in which the Separation from Service occurs, the Pro Rata Bonus shall equal the product of (x) the Participant’s bonus for the year in which the

Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 18 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

APPENDIX C

Senior Vice President Severance Benefits
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring within the period beginning six months prior to the consummation of a Change in Control and ending 18 months following the consummation of such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    A lump sum cash payment equal to 2 times the Participant’s annual Regular Earnings plus 2 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (a) the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates, multiplied by (b) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 24 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
5.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payment in the nature of compensation to which he or she may become entitled that constitutes a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):

a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.5 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within 10 business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within 10 days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.5, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix C to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2022 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Non-Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring at any time other than within the Change in Control Period (as defined in paragraph A of this Appendix C), then the Severance Pay Benefit shall be:
1.    A lump sum cash payment equal to 1.5 times the Participant’s annual Regular Earnings.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (a) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (b) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 18 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

APPENDIX D

Vice President and Kite Vice President Benefits
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring within the period beginning six months prior to the consummation of a Change in Control and ending 12 months following the consummation of such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    A lump sum cash payment equal to 1.5 times the Participant’s annual Regular Earnings, plus 1.5 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (a) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (b) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 18 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
5.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payment in the nature of compensation to which he or she may become entitled that constitutes a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):

a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.5 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within 10 business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within 10 days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.5, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix D to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2022 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Non-Change in Control Severance Pay Benefit for Vice Presidents.
If the Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring at any time other than the Change in Control Period (as defined in paragraph A of this Appendix D), then the Severance Pay Benefit shall be:
1.    A lump sum cash payment equal to 1.0 times the Participant’s annual Regular Earnings.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (a) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (b) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to 12 times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment.
4.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

APPENDIX E

Severance Benefits for Eligible Employees other than Executive Chairman, Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents and Kite Vice Presidents
This Appendix is effective for covered individuals who cease Employee status on or after August 1, 2024, unless they have a pre-existing contract providing a different level of severance pay.
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring within the 12-month period following a Change in Control (the “Change in Control Period”), then regardless of the period of Continuous Service the Severance Pay Benefit shall be:
1.    Eligible Employees in Grades 31 through 34:
a.    A lump sum cash payment equal to three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 52 weeks of Regular Earnings and a minimum of 22 weeks of Regular Earnings.
b.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (x) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
c.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (x) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph A.1.a above by (y) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.

d.    Outplacement services for six months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
2.    Eligible Employees in Grades 25 through 30:
a.    A lump sum cash payment equal to three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.
b.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (x) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
c.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (x) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph A.2.a above by (y) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.
d.    Outplacement services for three months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
3.    Eligible Employees in Grades 22 through 24:
a.    A lump sum cash payment equal to three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service,

with a maximum of 26 weeks of Regular Earnings and a minimum of 9 weeks of Regular Earnings.
b.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “CIC Pro Rata Bonus”). The CIC Pro Rata Bonus shall equal the product of (x) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year.
c.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (x) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph A.3.a above by (y) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.
d.    Outplacement services for one week following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
B.    Non-Change in Control Severance Pay Benefit for Participants with at Least Six Months of Continuous Service.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) after completion of six or more months of Continuous Service in connection with a Separation from Service occurring at any time other than within the Change in Control Period (as defined in paragraph A of this Appendix E), then the Severance Pay Benefit shall be:
1.    Eligible Employees in Grades 31 through 34.
a.    A lump sum cash payment equal to three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.

b.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (A) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (B) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
c.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (x) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph B.1.a above by (y) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.
d.    Outplacement services for three months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
2.    Eligible Employees in Grades 25 through 30:
a.    A lump sum cash payment equal to three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.
b.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (x) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
c.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (x) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph B.2.a above by (y) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.
d.    Outplacement services for three months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
3.    Eligible Employees in Grades 22 through 24:
a.    A lump sum cash payment equal to three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 26 weeks of Regular Earnings and a minimum of nine weeks of Regular Earnings.
b.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (x) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (y) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
c.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (x)

the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph B.3.a above by (y) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.
d.    Outplacement services for one week following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
C.    Non Change in Control Severance Pay Benefit Without Six Months of Continuous Service.
For Eligible Employees in Grades 22 through 34 who have not completed six or more months of Continuous Service but are eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable in connection with a Separation from Service occurring at any time other than within the Change Control Period (as defined in paragraph A of this Appendix E), then the Severance Pay Benefit shall be:
1.    A lump sum cash payment equal to four weeks of the Participant’s Regular Earnings.
2.    A pro-rated annual bonus for the fiscal year in which the Participant’s employment terminates (the “Pro Rata Bonus”). The Pro Rata Bonus shall equal the product of (a) the Participant’s bonus for the year in which the Separation from Service occurs (based on target achievement) under the annual cash incentive plan in which the Participant participates immediately prior to the Participant’s Separation from Service, multiplied by (b) a fraction, the numerator of which is that number of days Participant was employed by the Company during the year of termination and the denominator of which is the total number of days in such fiscal year. The Company shall pay the Pro Rata Bonus to the Participant as soon as administratively practicable after the Separation from Service and in all events within 60 days thereafter.
3.    For Participants other than those in the International Program for whom this subsection shall not apply, a lump sum cash payment (the “Lump Sum Health Care Payment”) in the amount equal to one times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment.
4.    Outplacement services for one week following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

TABLE OF CONTENTS
Page

APPENDIX A	Executive Chairman and Chief Executive Officer Severance Benefits	23

APPENDIX B	Executive Vice President, and Other Executive Officers (Not Covered by Appendix A or C) Severance Benefits	26

APPENDIX C	Senior Vice President Severance Benefits	30

APPENDIX D	Vice President and Kite Vice President Benefits	33

APPENDIX E	Severance Benefits for Eligible Employees other than Executive Chairman, Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents	36

    i